SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported): July 8, 2002 (May 2, 2002)
  ----------------------------------------------------------------------------



                                  ARMITEC, INC.


Delaware                              0-11419                       22-2435595
--------                              -------                       ----------
(State or other                   (Commission File                 (IRS Employer
jurisdiction of                         No.)                          ID No.)
incorporation)



                    4479 Atlanta Road, Smyrna, Georgia 30080
                    ----------------------------------------
                    (Address of principal executive offices)



                                  770-432-8140
                                  ------------
              (Registrant's telephone number, including area code)




          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         As previously reported on Armitec's annual report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on May 14, 2002, and its quarterly report on Form 10-QSB for the quarter ended March 31, 2002, filed on May 20, 2002, on May 2, 2002, Jack Young Associates, Inc., a wholly-owned subsidiary of the Company, purchased the assets of Pocono Knits, Inc, a New Jersey corporation. Pocono Knits, Inc. is a manufacturer of sweaters for the military, police, postal, fire And security companies. The company has been in business for over 40 years and services the same customer base as the Company intends to service. The sale was consummated pursuant to the terms and conditions of an Asset Purchase Agreement dated as of March 15, 2002, as amended by a First Amendment to Asset Purchase Agreement dated May 2, 2002 ( The "Asset Purchase Agreement"). Armitec intends to continue to continue to use the assets for the same general purpose as they were used prior to the asset purchase.

         Pursuant to the terms of the Asset Purchase Agreement, Jack Young Associates, Inc. assumed all of the obligations of Pocono Knits, Inc in the aggregate amount of approximately $1,900,000. In connection with the Asset Purchase Agreement, the Company entered into a Stock Pledge Agreement whereby the Company pledged all of the issued and outstanding shares of Jack Young Associates, Inc. to Jack Young as security for the performance of certain obligations of the Company, including the payment of all amounts now due or coming due at any time thereafter in connection with such obligations.

         The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement as amended, and the Stock Pledge Agreement.

Item 5.  Other Events

         In addition, the Company entered into a Consulting Agreement with the former president of Pocono Knits, Inc, which pays the consultant $127,200 per year and 2,000,000 shares of the Company's common stock. The 2,000,000 shares of the Company's stock is subject to a Put Agreement whereby upon the five year anniversary of the Put Agreement, the consultant may put the shares back to the Company for the sum of $550,000. At any time after the two year anniversary of the Put Agreement, the Company may call the 2,000,000 shares for the sum of $550,000. If the consultant rejects a call from the Company, the consultant's put option will terminate. The Company also entered into an Employment Agreement with the former Vice President of Pocono Knits, Inc with compensation in the amount of $96,180 per year.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business
                  To be filed by amendment

         (b)      Pro Forma Financial Information
                  To be filed by amendment

         (c)      Exhibits

         2.1 Asset Purchase Agreement among Jack Young, Inc., Pocono Knits, Inc. and the Shareholders of Pocono Knits, Inc.*

         2.2      First Amendment to Asset Purchase Agreement*

         10.1     Stock Pledge Agreement by and between  Armitec,  Inc. and Jack
                  Young*

         10.2 Escrow Agreement by and among Armitec, Inc., Jack Young and Escrow Agent*

         10.3     Employment Agreement with Tony Anzovino*

         10.4     Consulting Agreement with Jack Young*

         10.5 Put Agreement by and between Jack Young Associates, Inc. and Jack Young*

                  * Incorporated by reference to Armitec, Inc.'s annual report on Form 10-KSB, filed with the Securities and Exchange Commission on May 14, 2002 (SEC File No. 000-11419)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                ARMITEC, INC.
                                                (Registrant)


Dated: July 8, 2002                             By   /s/ Bruce R. Davis
                                                    ----------------------------
                                                    Bruce R. Davis
                                                    President